UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GENERAL CANNABIS CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL CANNABIS CORP
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of General Cannabis Corp, a Colorado corporation (the “Company”), to be held at the Company’s principal executive offices located at 6565 E. Evans Avenue, Denver, Colorado 80224 on June 6, 2019 at 9:00 a.m. Mountain Time.

The Annual Meeting of the Company is being held for the following purposes:

1.

To elect five (5) directors to the board of directors (the “Board of Directors” or the “Board”) to serve for one-year terms ending at the 2020 annual meeting of shareholders;

2.

To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

3.

To ratify the appointment of Marcum LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2019; and

4.

To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 20, 2019 as the record date (the “Record Date”) for determining those shareholders who will be entitled to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting, but whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by dating and signing your proxy card and returning it in the enclosed postage paid envelope or via the Internet or by telephone by following the instructions on your proxy card. You may revoke your proxy at any time before it is voted at the Annual Meeting. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. If you are a shareholder who owns shares through a nominee and attends the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Feinsod
Interim Chief Executive Officer

Dated: April 29, 2019
Denver, Colorado

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 6, 2019: THE 2018 PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2018 ARE ALSO AVAILABLE AT: HTTP://PROXY.GENERALCANN.COM.

GENERAL CANNABIS CORP
PROXY STATEMENT

For Annual Meeting to be Held
June 6, 2019 at 9:00 a.m. Mountain Time

The enclosed proxy is solicited by the board of directors (the “Board of Directors”) of General Cannabis Corp (“we,” “us,” the “Company,” or “General Cannabis”), a Colorado corporation, in connection with the Annual Meeting of Shareholders of the Company to be held at the Company’s principal executive offices located at 6565 E. Evans Avenue, Denver, Colorado 80224 on June 6, 2019 at 9:00 a.m. Mountain Time (the “Annual Meeting”).

The purpose of the Annual Meeting is to vote on the following items of business: (1) the election of five (5) directors to the Board of Directors to serve one-year terms ending at the 2020 annual meeting of shareholders; (2)  approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers; (3) ratification of the appointment of Marcum LLP, or “Marcum,” as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and (4) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. These proxy materials are first being mailed to stockholders on or about May 1, 2019.

Quorum; Voting Rights

Holders of our common stock of record at the close of business on April 20, 2019 (the “Record Date”) are entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. There were 36,222,752 shares of our common stock outstanding as of the Record Date. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting, and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum and to conduct business at the Annual Meeting. Abstentions, broker non-votes and withhold votes will count toward the presence of a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Shareholders may not cumulate their votes.

Submitting Your Proxy

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. Simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

Shareholders who hold their shares beneficially in a “street name” through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a shareholder who owns shares through a nominee and you attend the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

How the Board Recommends that You Vote

The Board of Directors recommends the following votes:

(1)

“FOR” the election of the five (5) director nominees named in this proxy statement;

(2)

“FOR,” the approval on a non-binding advisory basis of the compensation of our named executive officers; and

(3)

“FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted:

(1)

“FOR” the election of the five (5) director nominees named in this proxy statement;

(2)

“FOR,” the approval on a non-binding advisory basis of the compensation of our named executive officers; and

(3)

“FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

If you are a beneficial owner of shares and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on your behalf. See “— Broker Non-Votes” below.

Broker Non-Votes

If you are a beneficial owner, meaning that your shares are held through a broker or other nominee (see “Holders of record versus beneficial owners” below), and you do not instruct your broker or nominee on how to vote on a non-routine matter, a “broker non-vote” will occur. Brokers that hold shares of common stock in a “street name” for customers that are the beneficial owners of those shares may generally vote only on routine matters. Brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member. A broker “non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. For beneficial holders that return their voting instructions but do not provide instructions on how to vote, your broker or other nominee will only have the discretion to vote on the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal 3).

Abstentions

Abstentions will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Holders of Record Versus Beneficial Owners

If at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization or other nominee, then you are the beneficial owner of shares held in “street name” and the Proxy Materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If you do not provide that organization specific direction on how to vote, your shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting.

Voting Mechanics

If you are a holder of record, you may:

•

vote in person — we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person;

•

vote by mail — using your paper proxy card, simply complete, sign and date the enclosed proxy card, then follow the instructions on the card; or

•

vote via the Internet or via telephone — follow the instructions on the proxy card and have the proxy card available when you access the internet website or place your telephone call.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 19, 2019. Submitting your proxy, whether via the Internet, by telephone or by mail, will not affect your right to vote at the Annual Meeting should you decide to attend the meeting.

If you are not a holder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the Annual Meeting if you have already voted by proxy.

Revoking Your Proxy or Changing Your Vote

Any proxy given may be revoked at any time before it is voted at the Annual Meeting. Revoke your proxy by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, submitting a later-dated vote by telephone or via the Internet, since only your latest telephone or Internet vote received by 11:59 p.m. Eastern Time on June 19, 2019 will be counted, or by attending and voting in person at the Annual Meeting. The Company’s principal executive office is located at 6565 E. Evans Avenue, Denver, Colorado 80224.

Solicitation of Proxies

The Company pays the costs of soliciting proxies. We have engaged Okapi Partners LLC to serve as our proxy solicitor for the Annual Meeting at a base fee of $12,500 plus reimbursement of reasonable costs and expenses. Okapi Partners LLC will provide advice relating to the content of solicitation materials, solicit banks, brokers and institutional investors to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. Our employees also may solicit proxies by telephone or in person. However, they will not receive additional compensation for soliciting proxies. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy materials by delivering only one package of shareholder proxy material to any household at which two or more shareholders reside. If you and other residents at your mailing address own shares of our common stock in a “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, or if you are receiving multiple copies of proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Telephone (Toll-Free): (888) 785-6673
Email: info@okapipartners.com

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the number of members constituting the Board of Directors will be between one and five members. The Company currently has five (5) authorized members on its Board of Directors.

The Board of Directors has nominated Peter Boockvar, Michael Feinsod, Robert L. Frichtel, Mark Green, and Duncan Levin as nominees for election as directors at the Annual Meeting. Each of the Board’s five (5) nominees is currently serving as a director of the Company. If elected, each such nominee will serve for a term expiring at our annual meeting of shareholders in 2020 and thereafter until his successor is duly elected and has qualified.

Unless you otherwise instruct us, your properly executed proxy that is returned in a timely manner will be voted for the election of these five (5) nominees. Each of Messrs. Boockvar, Feinsod, Frichtel, Green and Levin has advised the Company of his availability and willingness to serve if elected. If, however, any of these nominees should be unable to serve or for good cause will not serve, either your proxy will be voted for such substitute nominee(s) as the holders of your proxy, acting in their discretion, may determine, or the Board may determine to reduce the size of the Board. You can find information about Messrs. Boockvar, Feinsod, Frichtel, Green and Levin below under the section “Board of Directors and Executive Officers.”

Vote Required

Directors are elected by a plurality of votes present in person or represented by proxy and entitled to vote. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. You may vote either “for” or “withhold” your vote for the director nominee. A properly executed proxy marked “withhold” with respect to the election of the directors will not be voted with respect to the director nominee and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.

If you hold your shares in a “street name” and you do not instruct your broker on how to vote in the election of directors, a broker non-vote will occur and no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE DIRECTOR NOMINEES.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

Each of the persons named below will be nominated for election as a director of the Company at this Annual Meeting to serve for a term of one year ending at the 2020 annual meeting of shareholders and thereafter until his successor is duly elected and has qualified. The nominees are currently serving as directors of the Company.

Name	Age	Positions
Michael Feinsod(1)	48	Interim Chief Executive Officer, Executive Chairman of the Board and Director
Peter Boockvar	49	Director
Robert L. Frichtel(2)	55	Director
Mark Green	44	Director
Duncan Levin	43	Director

(1)

On January 7, 2019, the Board appointed Michael Feinsod, the Chairman of the Board, as Interim Chief Executive Officer of the Company.

(2)

On January 7, 2019, Mr. Frichtel retired as Chief Executive Officer and provided his resignation to the Board of Directors.  Mr. Frichtel continues to serve as a director.

Michael Feinsod was appointed a director and elected Executive Chairman of the Board on August 4, 2014, and was appointed Interim Chief Executive Officer of the Company on January 7, 2019. Mr. Feinsod is the Managing Member of Infinity Capital, LLC, an investment management company he founded in 1999. Since January 2014, Mr. Feinsod has been an investor in the cannabis industry. Mr. Feinsod was a director of The Kingstone Companies, Inc. from 2008 through June 2015. From 2006 through 2013, he served in various executive positions at Ameritrans Capital Corporation, a business development company. Mr. Feinsod served as a director of Ameritrans from December 2005 until July 2013 and served as a director of its subsidiary, Elk Associates Funding Corporation, from December 2005 until April 2013. In April 2013, in connection with a settlement agreement, the United States Small Business Administration was appointed as the receiver of Elk Associates Funding Corporation. Mr. Feinsod served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc. He is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP. Mr. Feinsod holds a J.D. from Fordham University School of Law and a B.A. from George Washington University. We believe that Mr. Feinsod’s corporate finance, legal and executive-level experience, as well as his service on the boards of other public companies, give him the qualifications and skills to serve as one of our directors.

Peter Boockvar was appointed a director on June 26, 2015. Mr. Boockvar has been the Chief Investment Officer of Bleakley Advisory Group, a multi-billion dollar wealth management firm, since January 2018. Mr. Boockvar is also the Editor of The Boock Report, a macro economic and market newsletter, and a CNBC contributor. From July 2013 to January 2018, Mr. Boockvar was the Chief Market Analyst with The Lindsey Group, a macro economic and market research firm. From December 2012 to July 2013, Mr. Boockvar worked at the hedge fund Omega Advisors as a macro strategist and portfolio manager. From October 1994 to December 2012, Mr. Boockvar was a partner at Miller Tabak + Co. as the firm’s equity strategist and a portfolio manager at Miller Tabak Advisors. Mr. Boockvar graduated Magna Cum Laude with a BBA in Finance from George Washington University. We believe that Mr. Boockvar’s extensive knowledge of financial systems and investment company experience gives him the qualifications and skills to serve as one of our directors.

Robert L. Frichtel was appointed a director and as our Chief Executive Officer on August 14, 2013. On January 7, 2019, Mr. Frichtel retired as Chief Executive Officer and provided his resignation to the Board of Directors, but continued to serve as a director of the Company.  Mr. Frichtel served as a managing partner of IBC Capital Group, a commercial real estate and finance company, from 2002 to June 2013. Between 1999 and 2001, Mr. Frichtel was the president and Chief Operating Officer of EOS Group, a division of Health Net, a NYSE listed healthcare company. Since 2001 Mr. Frichtel has consulted for numerous clients throughout the nation that are engaged in the medical cannabis business and has written articles for Bloomberg business regarding the cannabis industry. Mr. Frichtel received a Bachelor of Science degree in business administration from Colorado State University in 1985. We believe that Mr. Frichtel is qualified to act as one of our directors due to his past experience in commercial real estate and the cannabis industry.

Mark Green was appointed a director on January 27, 2017. Mr. Green has over 18 years of investing experience across public and private markets, spanning several business cycles. In various leadership positions at industry leading firms focused on investment banking, capital markets, private equity and investment management, Mr. Green has been instrumental in the development of several successful platforms and ventures and has built an extensive network of industry contacts and relationships. Mr. Green has been a Co-Founder and Managing Partner of Chatham Road Capital, a credit-focused investment firm that seeks to capitalize on market imbalances and inefficiencies in the public and private markets, since January 2017. Mr. Green oversees all investment activities, portfolio and risk management, and business development. Between 2010 and January 2017, Mr. Green served as a Managing Director of Leucadia National Corporation, a diversified holding company, and Jeffries LLC, a subsidiary of Leucadia, where he managed real estate principal investment activities and the commercial real estate debt business. Mr. Green holds an MBA from Columbia Business School and a BS degree from Skidmore College. We believe that Mr. Green is qualified to act as one of our directors due to his significant real estate and land use experience.

Duncan Levin was appointed a director on November 22, 2016. Mr. Levin is an expert in anti-money laundering, internal investigations, and anti-fraud. After working at the highest levels of state and federal law enforcement, Mr. Levin now consults with businesses facing challenges, including regulatory, investigatory, and anti-fraud issues. Since January 2014, Mr. Levin has been the managing partner of Tucker Levin, PLLC. Mr. Levin served on the senior staff of the Manhattan District Attorney’s Office from August 2011 to August 2014, where he was Chief of Asset Forfeiture and supervised money laundering cases. From May 2008 to August 2011, Mr. Levin served as an Assistant United States Attorney at the United States Attorney’s Office for the Eastern District of New York, where he handled money laundering, asset forfeiture and Bank Secrecy Act cases. Mr. Levin serves on the Criminal Law committee of the Bar Association of New York. Mr. Levin holds a J.D. from Yale Law School and a B.A. from Yale University, where he was elected to Phi Beta Kappa. We believe that Mr. Levin’s legal expertise and knowledge of financial systems give him the qualifications and skills to serve as one of our directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Business Conduct and Ethics

The Board has established a corporate Code of Ethics, as defined by Item 406 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and all persons performing similar functions. Among other matters, the Code of Ethics is designed to ensure that:

•

Company business is conducted in an ethical, moral and legal manner;

•

reports, documents and other public communications made by the Company are delivered in a timely, fair, complete, accurate and understandable manner;

•

mechanisms to monitor and promote compliance with applicable governmental laws, rules and regulations are established and maintained;

•

business transactions are properly authorized and completely and accurately recorded on the Company’s books and records in accordance with generally accepted accounting principles and established Company financial policies; and

•

employees work together in order to provide a mechanism for members of the organization to inform senior management of deviations from policies and procedures governing honest and ethical behavior.

Our Code of Ethics may be found on our website at https://www.generalcann.com/code-of-ethics/.

Director Independence

Mr. Peter Boockvar, Mr. Mark Green and Mr. Duncan Levin are considered as “independent” directors under the applicable definition of the listing standards of the NASDAQ.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Attendance of Directors at Board Meetings and Annual Meeting of Shareholders

During 2018, the Board of Directors met six times, the Audit Committee met six times, the Compensation Committee met three times and the Nominating and Corporate Governance Committee (the “Nominating Committee”) met one time. Each director who was on the Board during this timeframe attended at least 75% of the aggregate number of meetings held during his term of service.  Three of our board members attended our 2018 Annual Meeting of Shareholders.

The Company does not have a policy requiring its directors to attend the Annual Meeting of Shareholders.

Board Committees

Reconstitution of Audit and Compensation Committees

On April 3, 2018, the Board determined to reconstitute the Audit Committee and Compensation Committee of the Board so that each such committee consisted solely of “independent directors” as defined under the rules of the national securities exchanges. Accordingly, the members of the Audit Committee are Peter Boockvar, Mark Green and Duncan Levin, the members of the Compensation Committee are Mr. Boockvar and Mr. Green, and the members of the Nominating Committee are Mr. Boockvar and Mr. Levin.

Audit Committee

Our Audit Committee consists of each of Mr. Boockvar, Mr. Green and Mr. Levin. The Audit Committee, among other things:

•

reviews the annual audited consolidated financial statements with management and the independent auditors and determines whether to recommend to the Board of Directors that they be included in our Annual Report on Form 10-K;

•

reviews proposed major changes to our auditing and accounting principles and practices;

•

reviews and evaluates our system of internal control;

•

reviews significant financial reporting issues raised by management or the independent auditors; and

•

establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters as well as the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The Board has determined that Mr. Boockvar is an “audit committee financial expert” as defined in the applicable rules and regulations of the Exchange Act and that Mr. Boockvar, Mr. Green and Mr. Levin are “independent directors” as defined under the rules of the national securities exchanges. Mr. Boockvar serves as chair of the Audit Committee.

Compensation Committee

The Compensation Committee oversees our executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation. The Compensation Committee is responsible for: (a) assisting the Board in fulfilling its fiduciary duties with respect to the oversight of our compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter on an annual basis.

Mr. Boockvar and Mr. Green are the members of the Compensation Committee, and Mr. Green serves as chair of the Compensation Committee. During the year ended December 31, 2018, no executive officer of the Company served as a member of the compensation committee (or any other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee.  Our Chief Executive Officer, upon request, may attend selected meetings of the Compensation Committee.

Nominating and Corporate Governances Committee

On March 30, 2018, the Board formed a Nominating and Corporate Governance Committee (the “Nominating Committee”). The purpose of the Nominating Committee is to identify suitable qualified candidates to be proposed for appointment or election to the Board and to develop corporate governance policies for the Board. The members of the Nominating Committee are Mr. Boockvar and Mr. Levin each of whom the Board has determined is an “independent director” as defined under the rules of the national securities exchanges. Mr. Levin serves as Chair of the Nominating Committee.

Committee Charters

The Charters of the Audit Committee and the Compensation Committee are available on our website at https://www.generalcann.com/investor-relations/#board.

Board Leadership Structure

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. Following Mr. Frichtel’s retirement as Chief Executive Officer, Mr. Feinsod, our Board Chairman, was appointed Interim Chief Executive Officer and currently serves in both roles.

Role in Risk Oversight

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board of Directors believes an effective risk management system will allow the Company to (1) make timely identifications of the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or Audit Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management. The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

The Director Nomination Process

The Nominating and Corporate Governance Committee considers nominees from all sources, including shareholders. The Board elects nominees recommended by the Nominating and Corporate Governance Committee to fill vacancies and nominates the nominees for election by our shareholders after considering the recommendations of the Nominating and Corporate Governance Committee. Shareholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. The Board of Directors will include directors who qualify as “independent” directors within the meaning of the listing standards of the NASDAQ Capital Market, as the same may be amended from time to time. Minimally, nominees should have a reputation for integrity, honesty, and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company or to fulfill the responsibilities of a director.

Although the Company does not have a policy regarding diversity, the value of diversity on the Board is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Board seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. Additionally, the Board considers the respective qualifications needed for directors serving on various committees of the Board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Board considers the appropriate mix of skills and experience and background needed for members of the Board and for members of each of the Board’s committees, so that the Board and each committee has the necessary resources to perform its respective functions effectively. The Board also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending Board and committee meetings. The re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Board will consider the existing director’s performance on the Board and on any committee on which such director serves, which will include attendance at Board and committee meetings.

Director Nominees by Shareholders.   The Company’s Bylaws provide that shareholders may nominate directors for consideration at an annual meeting provided they comply with the notice procedures in the Bylaws, which are described under “Nominations of Persons for Election to the Board of Directors” and is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting. Any such notice shall also include the information regarding the shareholder making the nomination and the nominee required by the Company’s Bylaws. Nominations made by shareholders in this manner are eligible to be presented by the shareholder at the meeting, but such nominees will not have been considered by the Board as a nominee to be potentially supported by the Company.

EXECUTIVE OFFICERS

Our current executive officers are listed below. Executive officers are appointed by the Board and serve at the Board’s discretion.

Name	Age	Position
Michael Feinsod(1)	48	Interim Chief Executive Officer and Executive Chairman of the Board
Brian Andrews	56	Chief Financial Officer and Principal Financial and Accounting Officer

(1)

On January 7, 2019, Mr. Frichtel retired as Chief Executive Officer and provided his resignation to the Board of Directors. On January 7, 2019, the Board appointed Michael Feinsod, the Chairman of the Board, as Interim Chief Executive Officer of the Company.

Michael Feinsod was appointed Interim Chief Executive Officer on January 7, 2019, and has also served as a director and Chairman of the Board since August 4, 2014. Mr. Feinsod is the Managing Member of Infinity Capital, LLC, an investment management company he founded in 1999. Since January 2014, Mr. Feinsod has been an investor in the cannabis industry. Mr. Feinsod was a director of The Kingstone Companies, Inc. from 2008 through June 2015. From 2006 through 2013, he served in various executive positions at Ameritrans Capital Corporation, a business development company. Mr. Feinsod served as a director of Ameritrans from December 2005 until July 2013 and served as a director of its subsidiary, Elk Associates Funding Corporation, from December 2005 until April 2013. In April 2013, in connection with a settlement agreement, the United States Small Business Administration was appointed as the receiver of Elk Associates Funding Corporation. Mr. Feinsod served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc. He is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP. Mr. Feinsod holds a J.D. from Fordham University School of Law and a B.A. from George Washington University.

Brian Andrews was appointed as our Chief Financial Officer and Principal Financial and Accounting Officer on September 15, 2017. Prior to his appointment as Chief Financial Officer, Mr. Andrews served as the Company’s Vice President of Finance since January 2017. From August 2013 to January 2017, Mr. Andrews worked for NOW CFO, LLC, where he provided accounting and finance consulting services to numerous public and private companies, including the Company from September 2015 through January 2017. While at NOW CFO, Mr. Andrews was responsible for his clients’ SEC filings, implementing management reporting, due diligence and process improvements. From November 2011 to July 2013, Mr. Andrews served as corporate controller for Mesa Labs, Inc., a public medical device company, where he was responsible for SEC filings, Sarbanes-Oxley compliance, management reporting, acquisition due diligence and integration, and oversight of all accounting functions. Mr. Andrews also has fifteen years of experience as an auditor, most recently with PricewaterhouseCoopers LLC as a director in their audit practice, serving both public and private companies. He is licensed as a certified public accountant in the state of Colorado and holds a Bachelor of Science degree in Accounting with a minor in Finance from the University of Kansas.

EXECUTIVE OFFICER COMPENSATION

Introduction

This Executive Officer Compensation section is designed to provide shareholders with an understanding of our compensation program and to discuss the compensation earned for 2018 by our named executive officers. The Compensation Committee oversees our executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation. The Compensation Committee is responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter.

Named Executive Officers

In 2018, our named executive officers were:

•

Robert L. Frichtel, former Chief Executive Officer(1)

•

Brian Andrews, Chief Financial Officer

•

Joe Hodas, former Chief Operating Officer(2)

(1)

On January 7, 2019, Mr. Frichtel retired as Chief Executive Officer and provided his resignation to the Board of Directors. On January 7, 2019, the Board appointed Michael Feinsod, the Chairman of the Board, as Interim Chief Executive Officer of the Company

(2)

On April 8, 2019, Mr. Hodas resigned as Chief Operating Officer of the Company.

Our Philosophy on Executive Compensation

Our primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, to link annual compensation (cash and stock-based) and long-term stock-based compensation to achievement of measurable corporate goals and individual performance, and to align executives’ incentives with shareholder value creation. To achieve these objectives, we are endeavoring to implement and maintain compensation plans that tie our executives’ overall compensation to our financial performance and return to shareholders. Overall, the total compensation opportunity is intended to create a competitive executive compensation program.

Our Process for Executive Compensation

The Compensation Committee oversees our executive compensation program. The Compensation Committee develops and recommends to the Board the overall compensation package for our Chief Executive Officer and, with the assistance of our Chief Executive Officer, for each of our other executive officers. Our Chief Executive Officer does not participate in determining his compensation. Although objective criteria may be used, the Compensation Committee retains final discretion in determining the compensation of our executive officers. In general, the Compensation Committee makes its final determination of both annual incentive awards and awards earned based on long-term performance in the first quarter following the end of each performance period.

In implementing and administering the Company’s compensation philosophy, the Committee:

•

Reviews market data to assess the competitiveness of the Company’s compensation policies;

•

Reviews the Company’s performance against the Company’s plans and budgets and considers the degree of attainment of performance goals and objectives; and

•

Reviews the individual performance of each executive officer.

As a general practice, the Committee makes significant decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations, reviewing final recommendations and reviewing advice of legal advisors before acting. The Committee also holds special meetings as necessary in order to perform its duties.

Elements of Named Executive Officer Compensation

Our named executive officer compensation consists of base salary, annual performance based cash and equity incentives, long-term equity plan participation and customary broad-based employee benefits. In addition, on occasion, the Compensation Committee may award special bonuses to the named executive officers based on individual performance and company metrics. The mix of base salary and annual bonus opportunity based on achievement of objectives and long-term stock-based compensation incentive (in the form of appreciation in shares underlying stock options and restricted stock units) varies depending on the officer’s position.

The following discussion describes the mix of compensation methods that we use.

Base Salary.   Base salaries for our named executive officers are established based on the scope of their responsibilities.

Annual Incentives.   Our employment contracts with our named executive officers provide them with an opportunity to receive annual cash and stock incentive compensation consisting of a cash bonus and a stock or option award. Any such annual incentive would be dependent upon attaining specific corporate and/or personal objectives for the prior fiscal year, as well as the Company achieving its stated financial budget. Our goal with bonuses to our named executive officers is to reward executives in a manner that is commensurate with the level of achievement of certain financial and operational goals that we believe, if attained, result in greater long-term shareholder value. We believe that stock ownership is an important factor in aligning corporate and individual goals. The Board of Directors approves these financial and strategic goals on an annual basis.

Long-term Incentives.   The Company’s 2014 Equity Incentive Plan is designed to reward executives when they have created substantial value for shareholders over a specified period of time. It does this, in part, by (a) granting options that vest over a period of one or more years, and (b) instituting strike prices for options that are at or above current market prices, such that the award only has value if the Company’s stock price increases. We believe that providing long-term incentives as a component of compensation helps us to attract and retain our named executive officers. These incentives also align the financial rewards paid to our named executive officers with our long-term performance, thereby encouraging our named executive officers to focus on our long-term performance goals.

Other Benefits.   Named executive officers are eligible to participate in all of our employee benefit plans, such as health and welfare benefits.

REPORT OF THE COMPENSATION COMMITTEE

To the Board of Directors:

The Compensation Committee has reviewed the Executive Officer Compensation section and discussed it with Company management. In reliance on its review and the discussions referred to above, the Compensation Committee recommended to the Board that the Executive Officer Compensation section be included in the Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018.

Respectfully Submitted,

The Compensation Committee

Mark Green

Peter Boockvar

The information contained in the above report shall not be deemed “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

Summary Compensation Table

The following table provides certain information regarding compensation awarded to, earned by or paid to each of our named executive officers in the years ended December 31, 2018 and 2017.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Robert Frichtel (1)	2018	195,917	—	—	125,554	—	321,471
Former Chief Executive Officer	2017	150,000	—	—	547,810	—	697,810

Joe Hodas(3)
Former Chief Operating Officer	2018	157,551	—	—	595,803	—	753,354
(Joined February 21, 2018)

Brian Andrews	2018	166,322	—	—	129,198	—	295,520
Chief Financial Officer and Principal Financial and Accounting Officer	2017	98,174	—	—	783,254	—	418,805

(1)

On January 7, 2019, Mr. Frichtel retired as Chief Executive Officer and provided his resignation to the Board of Directors. On January 7, 2019, the Board appointed Michael Feinsod, the Chairman of the Board, as Interim Chief Executive Officer of the Company.

(2)

Represents equity-based compensation expense calculated in accordance with the provisions of Accounting Standards Codification Section 718 — Compensation — Stock Compensation, using the Black-Scholes option pricing model as set forth in Notes to our consolidated financial statements in Item 8.

(3)

On April 8, 2019, Mr. Hodas resigned as Chief Operating Officer of the Company.

CEO Compensation Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create shareholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2018, the total compensation of Robert Frichtel, our Chief Executive Officer, of $321,471 as shown in the Summary Compensation Table above (the “CEO Compensation”), was approximately 9.1 times the total compensation for a median employee calculated in the same manner of $35,274. The total CEO cash compensation in 2018 of $195,917 was approximately 5.7 times the total compensation of a median employee calculated in the same manner of $34,320.

We identified the median employee using the annual base salary and expected bonus, as of December 31, 2018, plus any long term incentive stock awards granted in 2018 for all individuals, excluding our chief executive officer, who were employed by us on December 31, 2018, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.

Outstanding Equity Awards at Fiscal Year-End

The table below reflects all outstanding equity awards made to any named executive officer that were outstanding at December 31, 2018.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert Frichtel(1)	December 23, 2018	—	15,000	1.71	December 22, 2023
	October 12, 2018	—	30,000	3.37	October 11, 2023
	September 20, 2018	—	30,000	4.02	September 19, 2023
	June 27, 2018	—	30,000	3.71	June 26, 2023
	March 30, 2018	—	30,000	2.21	March 29, 2023
	December 21,2017	10,000	—	4.23	December 20, 2022
	September 26, 2017	10,000	—	1.34	September 25, 2022
	June 20, 2017	10,000	—	1.92	June 19, 2022
	March 31, 2017	10,000	—	2.41	March 30, 2021
	December 30, 2016	15,000	—	3.20	December 29, 2021
	September 7, 2016	1,250,000	—	0.76	September 5, 2026
	July 1, 2016	35,000	—	0.90	June 29, 2026
	April 1, 2016	25,000	—	0.61	March 31, 2026
	December 18, 2015	75,000	—	0.60	December 15, 2025
	August 31, 2015	200,000	—	1.03	August 30, 2025
Joe Hodas(2)	December 23, 2018	—	12,500	1.71	December 22, 2023
	October 12, 2018	—	25,000	3.37	October 11, 2023
	September 20, 2018	—	25,000	4.02	September 19, 2023
	June 27, 2018	—	25,000	3.71	June 26, 2023
	March 30, 2018	—	10,000	2.21	March 29, 2023
	February 21, 2018	—	300,000	4.14	February 20, 2023
Brian Andrews	December 23, 2018	—	12,500	1.71	December 22, 2023
	October 12, 2018	—	25,000	3.37	October 11, 2023
	September 20, 2018	—	30,000	4.02	September 19, 2023
	June 27, 2018	—	30,000	3.71	June 26, 2023
	March 30, 2018	—	35,000	2.21	March 29, 2023
	December 21, 2017	25,000	—	4.23	December 20, 2022
	September 15, 2017	300,000	—	1.39	September 14, 2022
	June 20, 2017	15,000	—	1,92	June 19, 2022
	March 31, 2017	7,500	—	2.41	March 30, 2021
	January 24, 2017	25,000	—	2.69	January 23, 2022

(1)

On January 7, 2019, Mr. Frichtel retired as Chief Executive Officer and provided his resignation to the Board of Directors. On January 7, 2019, the Board appointed Michael Feinsod, the Chairman of the Board, as Interim Chief Executive Officer of the Company.

(2)

On April 8, 2019, Mr. Hodas resigned as Chief Operating Officer of the Company.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Effective April 22, 2019, the Company adopted a defined contribution plan that is intended to qualify under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”), the 401(k) Plan provides retirement benefits for all full-time / eligible employees of the Company.  The plan allows eligible employees to contribute any amount of their pre-tax annual compensation up to the statutory limit prescribed by the Internal Revenue Service. Under the 401(k) Plan the Company is not required to match employee contributions, although it may elect to make discretionary contributions, adopt profit sharing or implement similar plans in the future.

Employment Contracts

Michael Feinsod

In connection with his appointment as Interim Chief Executive Officer, we entered into a new employment agreement with Mr. Feinsod on January 21, 2019. The new employment agreement provides for an annual base salary of $210,000. Mr. Feinsod is also eligible for an annual discretionary bonus based on his achievement of pre-established performance goals and other criteria established by the board of directors.  Additional terms relating to the Company’s payment obligations in connection with an employment termination or change in control are described below.

In addition, on December 8, 2017, we entered into an agreement with Mr. Feinsod for his continued service as Executive Chairman of our Board of Directors, which was previously filed by the Company with the SEC on a Form 8-K on December 14, 2017 (the “Executive Chairman Employment Agreement”). Pursuant to the Executive Chairman Employment Agreement, Mr. Feinsod received (a) 600,000 stock options that vest on the anniversary date of the agreement for the next three years, or 200,000 per year (“Time-based Options”); and (b) three tranches of 100,000 stock options that vest when our stock price has an average trading price for 20 days of $3.50, $5.00 and $6.50 (“Market-based Options”). The options have an exercise price of $3.45 per share and a ten-year life. These options were not issued under our 2014 Equity Incentive Plan.

Robert L. Frichtel

On January 7, 2019, Mr. Frichtel retired as Chief Executive Officer and provided his resignation to the Board of Directors. In connection with his prior employment as our Chief Executive Officer, on April 11, 2018, we entered into a new employment agreement with Mr. Frichtel.  Effective March 1, 2018, Mr. Frichtel received an initial base salary of $208,000 per annum, subject to increase in the sole discretion of the Board of Directors.  Pursuant to the terms of his employment agreement, Mr. Frichtel was also eligible for an annual discretionary bonus based on his achievement of preestablished performance goals and/or other criteria as established by the Board in its sole discretion and was entitled to participate in any employee benefit plan we have adopted or may adopt.

Joe Hodas

On April 8, 2019, Mr. Hodas resigned as Chief Operating Officer of the Company.  In connection with his prior employment as our Chief Operating Officer, on February 21, 2018, we entered into an employment agreement with Mr. Hodas.  Effective February 21, 2018, Mr. Hodas’s received an annual base salary of $195,000 per annum, subject to increase in the Board’s sole discretion, as well as an annual discretionary bonus based on achievement of pre-established performance goals or other criteria as established by the Board in its sole discretion. In addition, Mr. Hodas was granted options to purchase 300,000 shares of the Company’s common stock, one-third of which vest each year on the anniversary date of such grant date, under the 2014 Equity Incentive Plan. The exercise price of the stock options was the closing price of the Company’s common stock on February 21, 2018. Mr. Hodas will also receive quarterly grants of options to purchase an additional 25,000 shares of the Company’s common stock under the Plan each quarter during the term of his employment, beginning in the second quarter of 2018, with a vesting period of one year and an exercise price equal to the stock price on the date of grant. Additional terms relating to the Company’s payment obligations in connection with an employment termination or change in control are described below.

Brian Andrews

In connection with his continued employment, on April 11, 2018, we entered into a new employment agreement with Mr. Andrews. Effective March 1, 2018, Mr. Andrews’s base salary is $172,500 per annum, subject to increase in the Board’s sole discretion, and Mr. Andrews is eligible for an annual discretionary bonus based on his achievement of pre-established performance goals or other criteria as established by the Board in its sole discretion. Additional terms relating to the Company’s payment obligations in connection with an employment termination or change in control are described below.

2014 Equity Incentive Plan

On October 29, 2014, the Board authorized the adoption of and, on June 26, 2015, our stockholders ratified, our 2014 Equity Incentive Plan for the issuance of 10 million shares of our common stock and, in April 2018, stockholders approved an increase of 5 million shares of common stock that may be granted.  The 2014 Equity Incentive Plan provides for the issuance of up to 15 million shares of our common stock, and is designed to provide an additional incentive to executives, employees, directors and key consultants, aligning our long term interests with participants. Forfeited or expired issuances are returned to the shares that may be issued under the 2014 Equity Compensation Plan.  As of December 31, 2018, 1,852,786 stock options issued under the 2014 Equity Incentive Plan have been exercised.

Payments upon Termination or Change in Control

The Company provides severance and change in control arrangements in certain of the employment agreements it has executed with its named executive officers. Following is a summary of the payments that the Company’s named executive officers who held office in 2018 would have received in the event of a termination or termination after a change in control on December 31, 2018 (provided such termination was not effected by the Company for cause or by the officer without good reason), or in the event of a change of control of the Company on December 31, 2018.

Michael Feinsod

Mr. Feinsod was appointed Interim Chief Executive Officer on January 21, 2019, and was therefore not entitled to severance or change of control payments related to his position as Interim Chief Executive Officer as of December 31, 2018.  Pursuant to the terms of his new employment agreement with the Company, if Mr. Feinsod’s employment as Interim Chief Executive or as Executive Chairman with the Company is terminated at any time, the Executive Chairman Employment Agreement, shall be reinstated in full.

Pursuant to the terms of the Executive Chairman Employment Agreement, if Mr. Feinsod is terminated by the Company without cause, or terminates his employment with good reason, or upon his death or disability, Mr. Feinsod shall be entitled to receive, (i) continued payment of his monthly base salary for six months following termination, and (ii) an amount equal to the cost of his continued participation for six months following termination, in all compensation, employee stock option plans and employee benefit plans or programs, including, but not limited to, health and welfare benefits. In addition, upon termination, all of Mr. Feinsod’s Time-Based Options (as defined therein) shall become fully vested as to all shares then unvested, while any Performance-Based Options (as defined therein) shall terminate to the extent unvested.

Robert L. Frichtel

Pursuant to the terms of his prior employment agreement with the Company, if Mr. Frichtel’s employment is terminated without cause, Mr. Frichtel is entitled to receive severance compensation in an amount equal to six months of his annual base salary at the time of such termination paid in the form of salary continuation. On January 7, 2019, Mr. Frichtel retired as Chief Executive Officer and provided his resignation to the Board of Directors. As Mr. Frichtel is no longer an employee of the Company he is no longer entitled to severance or change of control payment.

Joe Hodas

On April 8, 2019, Mr. Hodas resigned as Chief Operating Officer of the Company.  Mr. Hodas did not receive severance payment in connection with his resignation.

Brian Andrews

If Mr. Andrews’ employment is terminated by the Company without cause but such termination does not occur within six months following a change in control (as defined in the 2014 Equity Incentive Plan), Mr. Andrews will be entitled to receive severance compensation in an amount equal to six months of his annual base salary at the time of such termination paid in the form of salary continuation. In the event of the termination of Mr. Andrews’ employment by the Company without cause within the six-month period following a change in control, Mr. Andrews will be entitled to receive $140,000, payable in a lump sum.

Shelly Whitson

On August 13, 2018, General Cannabis Corp eliminated the position of Chief Administrative Officer, as a result Ms. Whitson’s employment with the Company was terminated effective August 13, 2018. In connection with the termination of her employment, Ms. Whitson entered into a Separation Letter and Release dated August 13, 2018 (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, in consideration for a release of all claims against the Company, Ms. Whitson received six months of her annual base salary, payment of health insurance premiums through December 31, 2018 and an extended period to exercise vested options for 90 days following her termination.

Director Compensation

For the fiscal year ended December 31, 2018, we compensated our non-employee directors by granting such directors an option to purchase 25,000 shares of our common stock each quarter during such fiscal year, as well as an additional option to purchase 12,500 shares of our common stock for service on a Board committee. Each option granted to the non-employee director shall vest in full on the one year anniversary of the grant. The exercise price is equal to the closing price of the common stock on the date of grant.

Director Compensation Table

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2018 by our Board of Directors for service on the board of directors.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Michael Feinsod	$120,000	—	$208,552	$328,552
Robert Frichtel	—	—	—	—
Peter Boockvar	—	—	156,414	156,414
Mark Green	—	—	156,414	156,414
Duncan Levin	—	—	156,414	156,414

Outstanding Director Option Awards at Fiscal Year End

The following options granted as director compensation were outstanding as of December 31, 2018: Michael Feinsod —3,125,000; Robert Frichtel — 1,775,000; Peter Boockvar — 1,550,000; Mark Green — 350,000; and Duncan Levin — 375,000.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Subject to certain exceptions, the indemnification agreements provide that an indemnitee will be indemnified, to the fullest extent permitted under Colorado law, who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the indemnitee’s status with or service to the Company or to another entity at our request. The indemnification agreements provide that an indemnitee will also be indemnified for expenses incurred and judgments, fines and amounts paid in settlement by the indemnitee. The indemnification agreements also provide for advancement of expenses incurred by an indemnitee in connection with an indemnifiable claim, subject to reimbursement in certain circumstances.

The rights of each indemnitee are in addition to any other rights provided for under the Company’s articles of incorporation and bylaws, as each may be amended from time to time, and under Colorado law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of April 20, 2019, based on 36,222,752 issued and outstanding shares of common stock, by:

•

Each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock;

•

Each director and director nominee;

•

Each named executive officer; and

•

All of the executive officers and directors as a group.

To our knowledge, except as indicated by footnote and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the number of shares of common stock set forth opposite such person’s name. Other than the directors and named executive officers and entities affiliated with such directors and named executive officers set forth in the table below, no person is known to us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the address of our officers and directors is: c/o General Cannabis Corp 6565 E. Evans Avenue, Denver, Colorado 80224.

	Common Stock Beneficially Owned
Named Executive Officers and Directors:	Number of Shares	Percentage of Shares
Robert Frichtel(1)	2,406,000	6%
Brian Andrews(2)	437,500	1%
Michael Feinsod(3)	4,651,500	12%
Peter Boockvar(4)	1,475,000	4%
Mark Green(5)	275,000	*
Duncan Levin(6)	300,000	*
All current directors and executive officers as a group ((6) persons)	9,545,000	22%

*

Indicates less than 1%.

(1)

Includes options to purchase 1,800,000 shares of common stock and 606,000 shares of common stock, based on a Schedule 13D filed on February 14, 2019.

(2)

Includes options to purchase 437,500 shares of common stock.

(3)

Includes 1,017,500 shares of common stock beneficially owned by Mr. Feinsod and Infinity Capital, options to purchase 3,225,000 shares of common stock, and warrants to purchase 409,000 shares of common stock, based on a Schedule 13D filed on February 14, 2019. As the managing member of Infinity Capital, Mr. Feinsod may be deemed to be the beneficial owner of the shares of common stock that are held by Infinity Capital

(4)

Includes options to purchase 1,475,500 shares of common stock.

(5)

Includes options to purchase 237,500 shares of common stock.

(6)

Includes options to purchase 237,500 shares of common stock.

AUDIT INFORMATION

Fees to Independent Registered Public Accounting Firm for Fiscal Year 2018 and 2017

Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in our Quarterly Reports on Form 10-Q. Audit-related fees relate to procedures performed in conjunction with our Form S-1 and Form S-3 filings. The aggregate fees billed for professional services rendered by our principal accountants, Hall and Company, Inc. were as follows:

	Fees for the Year Ended December 31,
	2018	2017
Service
Audit Fees	$218,000	$72,000
Audit-related Fees	52,150	13,400
Tax Fees	—	—
Total	$270,150	$85,400

Pre-Approval Policy

The Audit Committee pre-approves all auditing services and permitted non-audit services, if any, including tax services, to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The scope of the pre-approval includes pre-approval of all fees and terms of engagement. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Change in Accountants

On March 18, 2019, the Audit Committee of the Board of Directors approved the dismissal of Hall & Company (“Hall”) as the Company’s independent registered public accounting firm, and approved the appointment of Marcum LLP (“Marcum”) as the Company’s new independent registered public accounting firm, in each case, effective March 18, 2019.

During the Company’s two most recent fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through March 18, 2019, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Hall on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Hall’s satisfaction, would have caused Hall to make reference to the subject matter of the disagreement in connection with their reports on the Company’s consolidated financial statements for 2018 and 2017.

During the two most recent fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through March 18, 2019, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of Hall on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 contained an explanatory paragraph expressing substantial doubt as to the Company’s ability to continue as a going concern.

The Company provided Hall with a copy of the above statements and requested that Hall furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements.  A copy of the letter is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on March 20, 2019.

During the Company’s two most recent fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through March 18, 2019, neither the Company nor anyone on its behalf has previously consulted with Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event" (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2018.

We have discussed with Hall & Company, Inc., the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

We have received and reviewed the written disclosures and the letter from Hall & Company required by applicable requirements of the Public Company Accounting Oversight Board regarding Hall & Company communications with the Audit Committee concerning independence, and have discussed with Hall & Company, Inc. their independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

During the course of 2018, the Audit Committee continued to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparation for the evaluation in 2018. The Audit Committee was kept apprised of the progress of the 2018 evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee reviewed periodic updates provided by management and Hall & Company. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as Hall & Company’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

Respectfully Submitted,

The Audit Committee

Mark Green

Peter Boockvar

The information contained in the above report shall not be deemed “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

PROPOSAL TWO

APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to periodically conduct a non-binding advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of our named executive officers. At our 2018 annual meeting of shareholders, our shareholders voted on the frequency of future advisory “say on pay” votes and agreed with our recommendation that such “say on pay” votes be conducted every year. At the Annual Meeting, an advisory (non-binding) shareholder resolution to approve the compensation of our named executive officers as disclosed in this proxy statement will be presented to our shareholders for consideration as follows:

RESOLVED, that the shareholders of the Company approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Report of the Compensation Committee, the compensation tables and related material in the proxy statement for the Company’s 2019 Annual Meeting of Shareholders.

This vote will not be binding on our Board or Compensation Committee and may not be construed as overruling a decision by the Board or Compensation Committee or create or imply any additional fiduciary duty. It will also not affect any compensation paid or awarded to any executive officer. The Board and the Compensation Committee may, however, consider the outcome of the vote when establishing future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value. We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. The Board and Compensation Committee believe that the compensation of our named executive officers, as disclosed in this proxy statement, is reasonable and appropriate, is justified by our performance and is the result of a carefully considered approach.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
ADVISORY (NON-BINDING) RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Hall & Company, Certified Public Accountants & Consultants, Inc. (“Hall”) previously served as the Company’s independent registered public accounting firm and audited our financial statements for 2016, 2017 and 2018. On March 18, 2019, the Audit Committee of the Board approved the dismissal of Hall as the Company’s independent registered public accounting firm, and approved the appointment of Marcum LLP.

The shareholders are being requested to ratify the appointment of Marcum LLP at the Annual Meeting. The Company anticipates that a representative of Marcum LLP will attend the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate shareholder questions.

Neither the Company’s Articles of Incorporation nor the Company’s Bylaws require that shareholders ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate governance. If the Company’s shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Markum LLP, but may, nonetheless, retain Markum LLP as the Company’s independent registered public accountants. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its shareholders.

Vote Required

You may vote in favor or against this proposal or you may abstain from voting. The affirmative vote of a majority of all votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm. If shareholders of record do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the ratification of the appointment of Markum LLP as the Company’s independent registered public accounting firm. Abstentions will have the same effect as votes cast against the proposal. Generally, brokers and other nominees that do not receive instructions are entitled to vote on the ratification of the appointment of our independent registered public accounting firm as this is a routine matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE REAPPOINTMENT OF HALL AND COMPANY, INC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s securities are currently registered under Section 12 of the Exchange Act. As a result, and pursuant to Rule 16a-2, the Company’s directors and officers and holders of 10% or more of its common stock are currently required to file statements of beneficial ownership with regards to their ownership of the Company’s equity securities under Sections 13 or 16 of the Exchange Act. The Company’s officers, directors and beneficial owners of 10% or more of its equity securities became subject to such requirement and to date, to the Company’s knowledge based solely upon a review of Forms 3, 4 and 5 and any amendments thereto furnished to us during the most recent fiscal year, none of such persons has failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Related-Party Transactions

We describe below the transactions and series of similar transactions, since December 31, 2017, to which we were a participant or will be a participant, in which:

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transactions in which the amount involved exceeds the lesser of  $120,000 or one percent of the average of the smaller reporting company’s total assets at year-end for the last two completed fiscal years; and

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any of the directors, executive officers, holders of more than 5% of capital stock (sometimes referred to as “5% shareholders” below) of the Company or any member of their immediate family had or will have a direct or indirect material interest.

In February 2015, we issued a senior secured note to Infinity Capital, as amended in April 2015, bearing interest at 5% payable monthly in arrears commencing June 30, 2015, until the maturity date of August 31, 2015 (the “Infinity Note”). Infinity Capital, an investment management company, was founded and is controlled by our chairman of the board, Michael Feinsod, a related party. On July 1, 2015, the outstanding principal and interest of  $309,000 was settled by our issuing a 10% private placement note. Subsequent to the settlement on July 1, 2015, we continued to borrow under the Infinity Note. On December 31, 2016, we modified the Infinity Note to (a) aggregate the outstanding principal and interest and (b) extend the due date for principal and interest to September 21, 2018. On January 5, 2018, the Infinity Note was amended to provide that (i) the Company shall pay Infinity Capital on the date thereof the outstanding accrued interest on the Infinity Note as of December 31, 2017, in the amount of  $68,506 and effective as of February 15, 2018, the Company shall pay Infinity Capital on the 15th calendar day of each month the interest that accrued on the Infinity Note during the immediately preceding month; and (ii) Section 2(c) of the Infinity Note, which requires that the Company use the proceeds from any capital raises exceeding $750,000 to pay any outstanding principal and interest due under the Infinity Note, is no longer be applicable. On February 20, 2018, the Company repaid the principal amount of $1,370,126.00 and the accrued interest of $3,754.00 on the Infinity Note of  $1,373,880 in full. The Company has no further obligations under the Infinity Note.

SHAREHOLDER PROPOSALS

Proposals to be Included in Proxy Statement

If a shareholder would like us to consider including a proposal in our proxy statement and form of proxy relating to our 2020 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, a written copy of the proposal must be received no later than the close of business on December 24, 2019. Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Exchange Act in order to be included in our proxy materials.

Proposals to be submitted for Annual Meeting

To be timely, notice of a shareholder’s intent to present a proposal before an annual meeting of shareholders must be delivered to the secretary of the Company:

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no later than March 22, 2020, (the 10th day prior to the first anniversary of the prior year’s annual meeting following the day on which the Company first publicly announced the date of the 2019 Annual Meeting), and

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no earlier than February 21, 2020 (the 120th day prior to the first anniversary of the prior year’s annual meeting).

In the event that the date of the annual meeting differs by more than 30 days from the first anniversary of the preceding year’s annual meeting, then the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting, and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the adjournment or postponement of an annual meeting (or the public announcement) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

Any shareholder proposal that is not submitted within the applicable time frame will not be eligible for presentation or consideration at the next annual meeting. In addition, if a shareholder does not appear to present his, her or its proposal at such meeting, then such business will not be considered.

Mailing Instructions

Proposals should be delivered to General Cannabis Corp 6565 E. Evans Avenue, Denver, Colorado 80224, Attention: Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that shareholders send their proposals by certified mail, return receipt requested.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders or other parties who wish to contact any of our directors either individually or as a group may do so by writing to Brett Wendt, Corporate Secretary, General Cannabis Corp 6565 E. Evans Avenue, Denver, Colorado 80224, by telephone at (303) 759-1300 or by email to brett@generalcann.com specifying whether the communication is directed to the entire Board or to a particular director. Such letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that such communications relate to matters that are within the scope of responsibilities of the Board or a committee.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Feinsod
Interim Chief Executive Officer

Dated: April 29, 2019
Denver, Colorado

PROXY	GENERAL CANNABIS CORP	PROXY

6565 E. Evans Avenue, Denver, Colorado 80224
(303) 759-1300

ANNUAL MEETING OF SHAREHOLDERS – JUNE 6, 2019
PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael Feinsod and Brian Andrews as proxy, with full power of substitution, and hereby authorizes each of Mr. Feinsod and Mr. Andrews to represent and to vote (with discretionary authority as to any and all other business that may properly come before the meeting), all of the shares of Common Stock of General Cannabis Corp that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on June 6, 2019 at 9:00 a.m., Mountain Time at 6565 E. Evans Avenue, Denver, Colorado 80224, and at any adjournment, continuation or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

<u>Proposal 1</u> – Election of Directors

	For	Withhold		For	Withhold
Michael Feinsod	☐	☐	Mark Green	☐	☐
Peter Boockvar	☐	☐	Duncan Levin	☐	☐
Robert Frichtel	☐	☐			

The Board of Directors recommends a vote FOR the listed nominees under Proposal 1.

<u>Proposal 2</u> – To approve, on an advisory basis, the Company's executive officer compensation.

☐ For ☐ Against ☐ Abstain

The Board of Directors recommends a vote FOR Proposal 2.

☐ For ☐ Against ☐ Abstain

The Board of Directors recommends a vote FOR Proposal 3.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Dated: ______________________________, 2019

____
Signature

____
Signature (Joint Owners)

Address Changes/Comments:______________________

____

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Please indicate whether you plan to attend this meeting: ☐